FOR IMMEDIATE RELEASE
JULY 23, 2003




        INFORMATION RESOURCES, INC. ANNOUNCES SECOND QUARTER 2003 RESULTS

CHICAGO, July 23, 2003 -- Information Resources, Inc. (NASDAQ: IRIC) today reported results for the second quarter of 2003.

SECOND QUARTER 2003 RESULTS

For the quarter ended June 30, 2003, IRI reported a net loss of $.2 million or $.01 per share. This compares to net income of $.3 million or $.01 per share for the same period last year. Second quarter results for 2003 include special charges relating to a previously announced reduction in headcount of $2.3 million pre-tax or $.05 per share compared to special charges relating to restructuring of $1.9 million pre-tax or $.04 per share in the prior year.

Consolidated revenue of $142.4 million was 2% higher than prior year. U.S. revenue was $101.7 million, 3% lower than last year, primarily as a result of a 4% decline in the Retail Tracking business, which comprises about 70% of the U.S. business. The U.S. Panel and Analytics business continued to grow, up 6% over the second quarter of 2002. International revenue of $40.7 million was 16% higher than the second quarter of 2002 in U.S. dollar terms, but 2% lower in local currencies.

"IRI second quarter results before restructuring charges were in line with previous expectations. In the second quarter, IRI made modest progress in what remains a challenging environment for top-line growth. We received confirmation of renewal from a number of key U.S. clients to further stabilize the U.S. Retail Tracking business, we continued our efforts to turn around performance in Germany, and we further reduced costs across the U.S. and Europe. However, the end of the second quarter also represents the end of IRI's U.S. market measurement contract with Procter & Gamble. As a result, IRI will need to continue to manage expenses to anticipated revenues while investing in areas of the business that we believe have the greatest potential to drive growth," said IRI Chairman and CEO Joe Durrett.

YEAR-TO-DATE 2003 RESULTS

For the six months ended June 30, 2003, the Company reported net income of $.1 million. This compares to a net loss of $9.1 million or $.31 per share for the first six months of 2002. Year-to-date 2003 results include a special charge of $2.3 million pre-tax or $.05 per share for severance relating to a reduction in headcount. Year-to-date 2002 results included two charges: a charge of $7.1 million or $.24 per share due to a change in accounting treatment for goodwill; and special charges of $7.2 million pre-tax or $.15 per share related to restructuring.

Consolidated revenue of $280.0 million for the six months ended June 30, 2003 was 3% higher than prior year. U.S. revenue of $201.8 million was 1% lower than last year while international revenue of $78.2 million was up 15% over last year in U.S dollars. Excluding the impact of currency, international revenue declined by 3% compared to the prior year.







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IRI ANNOUNCES SECOND QUARTER 2003 RESULTS
JULY 23, 2003
PAGE 2

TENDER OFFER

Information Resources, Inc. has entered into a definitive agreement to be acquired by a newly formed corporation owned by Symphony Technology II-A, L.P., a leading investor in enterprise software and related services businesses, and Tennenbaum & Co., LLC, a private investment firm. On July 14, 2003, the newly formed corporation owned by Symphony and Tennenbaum commenced a tender offer for all outstanding shares of IRI. For more information on the tender offer, visit the IRI web site at www.infores.com/public/global/investors/.

Certain matters discussed above are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties are described in reports and other documents filed by the Company with the Securities and Exchange Commission including the Company's Annual Report on Form 10-K for the year 2002.

IRI will conduct a conference call to discuss second quarter results on Thursday, July 24, 2003 at 10:00 a.m. (CDT). As previously announced, THE DIAL-IN NUMBER TO LISTEN TO THIS CONFERENCE IS (877) 244-8007 FOR DOMESTIC CALLS AND (706) 634-1503 FOR INTERNATIONAL CALLS. Participants should call in at least 15 minutes prior to the 10:00 a.m. start time to be connected to the call. A recording of this call will be available from 12 noon (CDT) on Thursday, July 24, 2003 until 12 noon (CDT) on Thursday, July 31, 2003. The dial-in number for this recording is (800) 642-1687 for domestic calls and (706) 645-9291 for international calls. The access code is 1663140 followed by the pound key (#).

Information Resources, Inc. is a leading provider of UPC, scanner- and panel-based business solutions to the consumer packaged goods (CPG) and healthcare industries, offering services in the U.S., Europe and other international markets. The Company supplies CPG and pharmaceutical manufacturers, retailers, and brokers with information and analysis critical to their sales, marketing, and supply chain operations. IRI provides services designed to deliver value through an enhanced understanding of the consumer to a majority of the Fortune 500 companies in the CPG industry. More information is available at www.infores.com.


Detailed results follow.

IRI ANNOUNCES SECOND QUARTER 2003 RESULTS
JULY 23, 2003
PAGE 3


                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED OPERATING RESULTS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                               ------------------                 ----------------
                                                                    JUNE 30,                           JUNE 30,
                                                                    --------                           --------
                                                            2003              2002              2003             2002
                                                            ----              ----              ----             ----
Revenues                                                 $ 142,360         $ 139,832         $ 280,032         $ 272,951
Costs and expenses
   Operating expenses                                     (128,052)         (125,580)         (254,854)         (246,131)
   Selling, general & administrative expenses              (12,346)          (12,255)          (22,346)          (23,007)
   Special charges, net                                     (2,272)           (1,860)           (2,272)           (7,152)
                                                         ---------         ---------         ---------         ---------

Operating income (loss)                                       (310)              137               560            (3,339)

   Equity in earnings (losses) of affiliated
     companies                                                  43               225              (108)              266
   Minority interest benefit                                    20                96                64               395
   Interest expense and other, net                            (108)              219              (411)             (200)
                                                         ---------         ---------         ---------         ---------

Income (loss) before income taxes                             (355)              677               105            (2,878)

Income tax benefit (expense)                                   154              (384)              (46)              880
                                                         ---------         ---------         ---------         ---------

Income (loss) before cumulative effect of
      accounting change                                       (201)              293                59            (1,998)

Cumulative effect of accounting change -
      impairment of goodwill                                    --                --                --            (7,065)
                                                         ---------         ---------         ---------         ---------

Net income (loss)                                        $    (201)        $     293         $      59         $  (9,063)
                                                         =========         =========         =========         =========

Net income (loss) per common share before
      cumulative effect of accounting change - basic     $    (.01)        $     .01         $      --         $    (.07)
                                                         =========         =========         =========         =========

Net income (loss) per common share - basic               $    (.01)        $     .01         $      --         $    (.31)
                                                         =========         =========         =========         =========

Net income (loss) per common and common
      equivalent share before cumulative effect of
      accounting change - diluted                        $    (.01)        $     .01         $      --         $    (.07)
                                                         =========         =========         =========         =========

Net income (loss) per common and common
       equivalent share - diluted                        $    (.01)        $     .01         $      --         $    (.31)
                                                         =========         =========         =========         =========

Weighted average common shares - basic                      29,820            29,526            29,814            29,511
                                                         =========         =========         =========         =========

Weighted average common and
       common equivalent shares - diluted                   29,820            30,909            29,904            29,511
                                                         =========         =========         =========         =========

Additional results follow.

IRI ANNOUNCES SECOND QUARTER 2003 RESULTS
JULY 23, 2003
PAGE 4



                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


     ASSETS                                                         JUNE 30, 2003        DECEMBER 31, 2002
     ------                                                         -------------        -----------------
                                                                     (UNAUDITED)

     Cash and cash equivalents                                       $ 11,339               $  8,968
     Accounts receivable, net                                          76,218                 85,453
     Prepaid expenses and other                                        12,118                 15,801
                                                                     --------               --------
         Total Current Assets                                          99,675                110,222

     Property and equipment, net                                       55,410                 63,379

     Other assets, including investments                              190,488                185,596
                                                                     --------               --------

         Total Assets                                                $345,573               $359,197
                                                                     ========               ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------

     Current maturities of long-term debt                            $  3,637               $  3,639
     Accounts payable and accrued expenses                             84,389                100,332
     Deferred revenue                                                  34,346                 36,247
                                                                     --------               --------
         Total Current Liabilities                                    122,372                140,218

     Long term debt                                                     5,332                  4,495
     Other liabilities                                                 10,212                 10,812
     Stockholders' equity                                             207,657                203,672
                                                                     --------               --------

         Total Liabilities and Stockholders' Equity                  $345,573               $359,197
                                                                     ========               ========













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IRI ANNOUNCES SECOND QUARTER 2003 RESULTS
JULY 23, 2003
PAGE 5


                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                      REVENUE AND OPERATING RESULTS SUMMARY
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                                      THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                           JUNE 30,                             JUNE 30,
                                                  -------------------------            -------------------------
                                                     2003           2002                 2003            2002
                                                  ---------       ---------            ---------       ---------
REVENUE

   U.S. Services                                  $ 101,664       $ 104,771            $ 201,814       $ 204,807

   International Services                            40,696          35,061               78,218          68,144
                                                  ---------       ---------            ---------       ---------

      Total Revenues                              $ 142,360       $ 139,832            $ 280,032       $ 272,951
                                                  =========       =========            =========       =========

OPERATING RESULTS*

   U.S. Services                                  $   6,215       $   6,299            $  10,044       $  12,541

   International Services                            (2,182)         (3,037)              (4,590)         (5,639)

   Corporate expenses                                (2,008)           (944)              (2,666)         (2,428)
                                                  ---------       ---------            ---------       ---------

      Operating results before
         special charges, net                         2,025           2,318                2,788           4,474

   Special charges, net                              (2,272)         (1,860)              (2,272)         (7,152)
                                                  ---------       ---------            ---------       ---------

      Total Operating Results                     $    (247)      $     458            $     516       $  (2,678)
                                                  =========       =========            =========       =========


* Includes equity in earnings of affiliated companies and minority interests; excludes interest and other, net, cumulative effect of accounting change and income taxes.


For further information, please contact:

    Andrew G. Balbirer, Executive Vice President and Chief Financial Officer
                     Mary K. Sinclair, Corporate Controller
             Kristin V. Van, Vice President Corporate Communications
              Information Resources, Inc., 150 North Clinton Street
                     Chicago, Illinois 60661 (312) 726-1221